Exhibit 99.1

                                  MESTEK, INC.
     260 NORTH ELM STREET, WESTFIELD, MA 01085 (413) 568-9571 WWW.MESTEK.COM

                                  NEWS RELEASE

                                                           Contact: John E. Reed
                                                                  (413) 568-9571
Westfield, Massachusetts
August 17, 2004

         Mestek, Inc. today announced that the United States Bankruptcy Court for the District of Delaware has confirmed the Fourth Amended Chapter 11 Plan of Reorganization (the "Amended Plan") proposed by Mestek, Inc. and Met-Coil Systems Corporation, a second-tier subsidiary of Mestek, as co-proponents. The Bankruptcy Court has recommended to the United States District Court (Del.) that it approve and enter the "channeling injunction" discussed below, and certain related third party releases in favor of, among others, Mestek and its affiliates.

        The Amended Plan is supported by all major parties in interest in the Met-Coil Chapter 11 case, including the Official Committee of Unsecured Creditors, the various governmental agencies overseeing the remediation of Met-Coil's Lisle, Illinois facility and the plaintiffs in various personal injury and property damage cases. The Amended Plan reflects the consensual agreements reached by Mestek and Met-Coil with representatives of all affected classes of creditors. Mestek anticipates that the Amended Plan will become effective in approximately six to twelve weeks, upon satisfaction or waiver of all conditions precedent to the effectiveness of the Amended Plan.

        John E. Reed, Chairman and CEO of Mestek, indicated as follows:

        "We are pleased that the Bankruptcy Court has confirmed the Amended Plan of Reorganization. The Amended Plan presented a unique opportunity to resolve the debilitating wave of environmental litigation that has impeded the operations of Met-Coil, while simultaneously providing clean water to the residents in the vicinity of the Lockformer Site, creating a trust to ensure that personal injury claimants will obtain recovery for their claims, and providing numerous other significant benefits to the parties in this case."

        Met-Coil filed a voluntary petition for relief under Chapter 11 of the United States Code on August 26, 2003. Met-Coil has remained in possession of its assets and properties, and continues to operate its businesses and manage its properties as a "debtor-in-possession".

                  The Amended Plan provides for the classification of claims against and interests in Met-Coil and provides for the treatment of these classes of claims and interests upon the Amended Plan becoming effective. The Amended Plan settles the various legal actions which have been commenced against Met-Coil and Mestek with respect to an alleged release of trichloroethylene
(TCE) into the soils, groundwater or air in or around Met-Coil's Lockformer Company facility in Lisle, Illinois. In addition, the Amended Plan establishes a trust for the

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holders of future claims or demands, who reside, resided or may reside in a certain geographic area in the vicinity of the facility in Lisle, Illinois, and who assert personal injury claims in the future related to the release of TCE. The Trust is established to assume all such future personal injury claims and demands and pay and administer such claims for up to 45 years. Upon establishment of such Trust, Mestek and its affiliates will be released from those liabilities assumed by the trust for up to 45 years. Pursuant to the Amended Plan, all such future claims and demands will be "channeled" to the Trust and be paid in accordance with the distribution procedures established for such Trust. This Trust will be administered by an independent trustee, with power to mediate, arbitrate and, if necessary, litigate claims.

         Mestek believes that the reserves reflected in its June 30, 2004 financial statements are sufficient to address the Company's obligations under the Amended Plan of Reorganization.

        This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

        Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect Mestek's current expectations concerning future results and events. The words "believes," "expects," "intends," "plans," "anticipates," "hopes," "likely," "will," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.